UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 19, 2009

Axcelis Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30941	34-1818596
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

108 Cherry Hill Drive, Beverly, Massachusetts		01915
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   (978) 787-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 19, 2009, Axcelis Technologies, Inc. (“Axcelis”) communicated a plan of termination to employees under which material charges will be incurred under generally accepted accounting principles applicable to Axcelis.  These reductions were required to better align Axcelis’ operating costs with near term revenue expectations in light of the severity of the downturn in semiconductor capital equipment industry.   The reductions are estimated to yield savings of $25 million annually.

Axcelis anticipates recording restructuring charges in connection with one-time termination benefits in the range of $5 million to $6 million during the second quarter of 2009.  These benefits will be paid in cash to employees, over their severance periods.  No other type of costs are expected to be incurred in connection with this action.

On May 20, 2009, the Company issued a press release disclosing the plan of termination. A copy of the Company’s press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
99.1	Press Release dated May 20, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 26, 2009	Axcelis Technologies, Inc.

	By:	/s/ STEPHEN G. BASSETT
Stephen G. Bassett
Executive Vice President and Chief Financial Officer